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                                                                     EXHIBIT 4.7

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                          INTERNET PICTURES CORPORATION

                          TRANCHE A WARRANT TO PURCHASE

                      SERIES B CONVERTIBLE PREFERRED STOCK

NO. PW-____                                                        May 14, 2001

                            VOID AFTER MAY 14, 2006

         THIS CERTIFIES THAT, for value received, IMAGE INVESTOR PORTFOLIO, a separate series of MEMPHIS ANGELS, LLC, a Delaware limited liability company, or assigns (the "HOLDER" or "PURCHASER"), is entitled to subscribe for and purchase at the Exercise Price (defined below) from INTERNET PICTURES CORPORATION, a Delaware corporation, with its principal office at 1009 Commerce Park Dr., Oak Ridge, TN 37830 (the "COMPANY") up to ____________ shares of Series B Convertible Preferred Stock of the Company (the "SERIES B PREFERRED STOCK"), as provided herein.

         This Warrant is being issued in connection with the Securities Purchase Agreement, dated as of the date hereof by and between the Company and Image Investor Portfolio, a separate series of Memphis Angels, LLC, a Delaware limited liability company (the "PURCHASE AGREEMENT"). This Warrant shall initially entitle the Holder to subscribe for and purchase ______ shares of Series B Preferred Stock. Upon consummation of the Second Closing (as defined in the Purchase Agreement), this Warrant shall entitle the Holder to subscribe for and purchase _______ shares of Series B Preferred Stock.

         1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

         "EXERCISE PERIOD" shall mean the time period commencing with the date of this Warrant and ending five years later.

         "EXERCISE PRICE" shall mean $_____ per share, subject to adjustment pursuant to Section 4.2 below.

         "EXERCISE SHARES" shall mean the shares of the Company's Series B Preferred Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, including but not limited to adjustment pursuant to Section 4.2 below.



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         "MAJORITY WARRANT HOLDERS" shall mean the holders (the "HOLDERS") of warrants issued in connection with the Purchase Agreement (the "WARRANTS") representing the right to acquire more than fifty percent (50%) of the Series B Preferred Stock underlying all of the then-outstanding Warrants.

         2. EXERCISE OF WARRANT.

         2.1. OPTIONAL EXERCISE. Provided that all filings of the Holder, if any, to be made under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, as required with respect to such Purchaser by Section 6.3 of the Purchase Agreement have been made and related waiting periods applicable to the Holder have expired or have been terminated early, the rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

                  (a) An executed Notice of Exercise in the form attached hereto;

                  (b) Payment of the Exercise Price either (i) in cash, by check or by wire transfer in accordance with the Purchase Agreement, or (ii) by cancellation of indebtedness; and

                  (c) This Warrant.

         Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons designated by the Holder, if the Holder so requests, shall be issued and delivered to the Holder within five (5) business day after the rights represented by this Warrant shall have been so exercised.

                  The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

         2.2. NET EXERCISE. Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Company's Series B Preferred Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, the Holder may elect (the "CONVERSION RIGHT") to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Series B Preferred Stock computed using the following formula:


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                                            X = Y (A-B)
                                                -------
                                                    A

                  Where  X = the number of shares of Series B Preferred Stock to be issued to the Holder

                  Y = the number of shares of Series B Preferred Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

                  A = the fair market value of one share of the Company's Series B Preferred Stock (at the date of such calculation)

                  B = Exercise Price (as adjusted to the date of such calculation)

                  For purposes of the above calculation, the fair market value of one share of Series B Preferred Stock shall be the product of (i) the average daily Market Price (as defined below) during the period of the most recent 10 days, ending on the last business day before the effective date of exercise of the Conversion Right, on which the national securities exchanges were open for trading and (ii) the number of shares of the Common Stock (as defined herein) into which each Exercise Share is convertible on such date. If the Common Stock is traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market System (the "NATIONAL MARKET SYSTEM") of the Nasdaq, the Market Price as of a specified day shall be the last reported sale price of Common Stock on such exchange or on the National Market System on such date or if no such sale is made on such day, the mean of the closing bid and asked prices for such day on such exchange or on the National Market System. If the Common Stock is not so listed or admitted to unlisted trading privileges, the Market Price as of a specified day shall be the mean of the last bid and asked prices reported on such date (x) by the Nasdaq or
(y) if reports are unavailable under clause (x) above by the National Quotation Bureau Incorporated. If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and ask prices are not reported, the Market Price as of a specified day shall be determined in good faith by the Board of Directors of the Company.

         2.3. LIMITATION ON EXERCISE OF WARRANTS.

                  (a) Notwithstanding anything to the contrary contained herein and except as set forth in clause (c) below, the Holder agrees that, to enable the Company to comply with Nasdaq Rule 4350(i), or any successor or similar rule, the Company shall be prohibited from issuing a number of shares of Preferred Stock upon conversion of the Promissory Note and exercise of the Warrants in excess of the prescribed amount under such rule (the "NASDAQ CAP"), and the Company shall be required and allowed to limit the number of Exercise Shares issued by the Company to the Holder to the Holder's Pro Rata Amount (as defined below).


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                  (b) Prior to the Stockholder Approval, the Holder shall be entitled to convert that amount of its Notes and to exercise that amount of its Warrants equal to the Holder's pro rata share of the Nasdaq Cap (the "PURCHASER'S PRO RATA AMOUNT").

                  (c) This Section 2.3 shall terminate and be of no force and effect in the event (i) Stockholder Approval is obtained or (ii) Nasdaq shall have granted an exception to its requirement of the receipt of stockholder approval under its Rule 4350(i).

         3. COVENANTS OF THE COMPANY.

         3.1. COVENANTS AS TO EXERCISE SHARES. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved, free from preemptive rights, a sufficient number of shares of its Series B Preferred Stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of Series B Preferred Stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Series B Preferred Stock to such number of shares as shall be sufficient for such purposes.

         3.2. NO IMPAIRMENT. Except and to the extent as waived or consented to by the Majority Warrant Holders, the Company will not, by amendment of its Certificate of Incorporation or any certificates of designation thereto or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

         3.3. NOTICES OF RECORD DATE. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall mail to the Holder, at least thirty (30) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

         3.4. NOTICE OF EXPIRATION. If this Warrant has not been fully exercised on or before the date thirty (30) days prior to the end of the Exercise Period, the Company shall thereafter provide Holder with at least thirty (30) days advance written notice of the date on which this Warrant is to expire. If the Company fails to provide such notice, the Exercise Period shall be extended until the date thirty (30) days after the date said notice is provided to Holder.



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         4.       DISPOSITION OF WARRANT AND EXERCISE SHARES, ADJUSTMENT OF
                  EXERCISE PRICE AND EFFECT OF ORGANIC CHANGES.

         4.1.     DISPOSITION OF WARRANT AND EXERCISE SHARES.

                  (a) The Holder agrees not to make any disposition of all or any part of the Warrant, Exercise Shares or Common Stock underlying the Exercise Shares in any event unless and until:

                           (i) There is then in effect a registration statement
under the Act covering such proposed disposition and such disposition is made in accordance with said registration statement; or

                           (ii) (a) such Holder shall have notified the Company
of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (B) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144.

                  (b) Notwithstanding the provisions of paragraphs (a)(i) and
(a)(ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder that is (A) a partnership transferring to its partners or former partners in accordance with partnership interests, (B) a corporation transferring to a wholly owned subsidiary or a parent corporation that owns all of the capital stock of the Holder, (C) a limited liability company transferring to its members or former members in accordance with their interest in the limited liability company, or (D) an individual transferring to the Holder's family member or trust for the benefit of an individual Holder.

         4.2. ADJUSTMENT OF EXERCISE PRICE. In the event of changes in the outstanding Series B Preferred Stock of the Company by reason of stock dividends, splits, recapitalizations, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number and class of shares available under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number, class, and kind of shares as the Holder would have owned had the Warrant been exercised prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Warrant need not be changed because of any adjustment in the number of Exercise Shares subject to this Warrant.

         4.3. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of the Company's Series B Preferred Stock shall be entitled to receive stock, securities, or other assets or property (an "ORGANIC CHANGE"), then, as a condition of such Organic Change, lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu



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of the shares of the Series B Preferred Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Series B Preferred Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company will not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Majority Warrant Holders to expressly assume the due and punctual performance and observation of each and every covenant and condition of this Warrant, executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase.

         4.4. CERTAIN EVENTS. If any change in the outstanding Series B Preferred Stock of the Company or any other event occurs as to which the other provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the purchase rights of the Holder of the Warrant in accordance with such provisions, then the Board of Directors of the Company shall make an adjustment in the number and class of shares available under the Warrant, the Exercise Price or the application of such provisions, so as to protect such purchase rights as aforesaid. The adjustment shall be such as to give the Holder of the Warrant upon exercise for the same aggregate Exercise Price the total number, class and kind of shares as he would have owned had the Warrant been exercised prior to the event and had he continued to hold such shares until after the event requiring adjustment.

         5. FRACTIONAL SHARES. Fractional shares may be issued upon the exercise of this Warrant. Any reference contained herein to Exercise Shares or shares of Common Stock shall be deemed to include fractional shares to the extent thereof. The size of all fractional shares shall be rounded to four decimal places.

         6. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

         7. TRANSFER OF WARRANT. Subject to applicable laws, this Warrant and all rights hereunder are transferable, by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the form of assignment



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attached hereto to any Permitted Transferee (as defined in the Purchase
Agreement).

         8. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

         9. NOTICES, ETC. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address listed on the signature page and to Holder at the address listed on the signature page hereto. The Company or Holder may designate by ten (10) days advance written notice to the other parties hereto a change of address that notices may be sent.

         10. AMENDMENT AND WAIVER. Any term in this Warrant may be amended or waived with the written consent of the Company and the Majority Warrant Holders. Holder acknowledges that because this Warrant may be amended with the consent of the Majority Warrant Holders, the Holder's rights hereunder may be amended or waived without the Holder's consent.

         11. ACCEPTANCE. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

         12. GOVERNING LAW. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of Delaware.



                            [SIGNATURE PAGE FOLLOWS]



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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of May 14, 2001.

                          INTERNET PICTURES CORPORATION

                          By: _________________________________________________
                          Name:
                          Title:

                          Address: 3160 Crow Canyon Road
                                   San Ramon, CA  94583

FOR NOTICE ONLY:

HOLDER:

IMAGE INVESTOR PORTFOLIO,
a separate series of
MEMPHIS ANGELS, LLC
c/o Paradigm Capital Equity Partners, LLC
6410 Poplar Avenue, Suite 395
Memphis, TN  38119
Attn:  Warner B. Rodda, Esq., General Counsel
Facsimile:  (901) 763-3230





















                    TRANCHE A WARRANT ($20.00 EXERCISE PRICE)
                                 SIGNATURE PAGE



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                               NOTICE OF EXERCISE

TO:  INTERNET PICTURES CORPORATION

         (1) [ ] The undersigned hereby elects to purchase ________ shares of the Series B Preferred Stock of INTERNET PICTURES CORPORATION pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

             [ ] The undersigned hereby elects to purchase ________ shares of the Series B Preferred Stock of INTERNET PICTURES CORPORATION pursuant to the terms of the net exercise provisions set forth in Section 2.2 of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

         (2) [ ] Please issue a certificate or certificates representing said shares of Series B Preferred Stock in the name of the undersigned or in such other name as is specified below:

                                             ------------------------
                                                     (Name)

                                             ------------------------

                                             ------------------------
                                                   (Address)

-----------------------                           ----------------------------
(Date)                                            (Signature)

                                                  ----------------------------
                                                  (Print name)



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                                 ASSIGNMENT FORM

                        (To assign the foregoing
                        Warrant, execute this form and
                        supply required information. Do
                        not use this form to purchase
                        shares.)


         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
       ------------------------------------------------------------------------
                                 (Please Print)

Address:
          ---------------------------------------------------------------------
                                 (Please Print)

Dated:
       -----------------

Holder's
Signature:
           ------------------------------------------------------------

Holder's
Address:
         --------------------------------------------------------------



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.



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